Exhibit 10.39
Summary of Raytheon Company Long-Term Performance Plan

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The Long-Term Performance Plan (the “LTPP”) is an incentive compensation plan for Raytheon Company (the “Company”) senior executives, including executive officers, designed to promote leadership teamwork toward achieving common performance goals and to foster an effective link between long-term rewards and performance against internal and external goals.

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Each participating senior executive will receive a restricted stock unit award under the LTPP which will entitle the executive to the right to earn shares of the Company’s common stock or cash upon the attainment of the pre-established performance goals over a three-year plan period. The fully independent Management Development and Compensation Committee (the “Committee”) of the Company’s Board of Directors establishes the specific pre-established levels of Company performance for each three year LTPP cycle.

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The Committee approved three metrics for purposes of determining performance goals weighted as follows: return on invested capital (50%); cumulative free cash flow (25%); and total shareholder return (25%). The goals are independent and additive, which means that if the threshold performance as to one measure is missed, no credit would apply to that element, but could be made up for by above-target performance in another area.

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Each executive will receive an award with a threshold, target and maximum payout. The awards will settle based upon our performance over the cumulative three-year plan period with respect to the stated goals. If the Company’s performance with respect to all three metrics fails to meet the threshold, then the awards will not vest and no payout under the awards will be made. If the Company’s performance with respect to any or all of the three metrics meets or exceeds the threshold, then a varying amount of shares or cash, up to the maximum, may be earned.

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The awards may be settled in shares of the Company’s common stock or cash at the discretion of the Committee. The LTPP operates under, and awards are made pursuant to, the Company’s 2010 Stock Plan. All shares to be issued in settlement of awards shall be issued pursuant to the 2010 Stock Plan.

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Dividend equivalents will accrue on the restricted stock units and be paid in shares of common stock upon settlement of the awards based upon the number of shares of common stock actually earned pursuant to the award.

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The Committee will review the Company’s performance relative to the applicable metrics and authorize payment in settlement of the awards, if any, after performance results for the three-year performance period are known.